UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2022

Romeo Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38795	83-2289787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5560 Katella Avenue, Cypress, CA	90630
(Address of principal executive offices)	(Zip Code)

(833) 467-2237

(Registrant’s telephone number, including area code)

4380 Ayers Avenue

Vernon, CA 90058

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RMO	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger and Reorganization

On July 30, 2022, Romeo Power, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Nikola Corporation, a Delaware corporation (“Nikola”) and the J Purchaser Corp., a Delaware corporation and a wholly owned subsidiary of Nikola (“Purchaser”). The Merger Agreement provides that, upon the terms and subject to the conditions thereof, as promptly as practicable, Purchaser will commence an exchange offer (the “Offer”) to acquire any and all of the issued and outstanding shares of common stock, $0.0001 par value per share, of the Company (“Romeo Common Stock”) for 0.1186 (the “Exchange Ratio”) shares of Nikola common stock, par value $0.0001 per share (“Nikola Common Stock”). Promptly following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Nikola (the “Merger”). The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, which permits completion of the Merger without a vote of the holders of Romeo Common Stock upon the acquisition by Purchaser of a majority of the aggregate voting power of Romeo Common Stock. At the effective time of the Merger (the “Effective Time”), each share of Romeo Common Stock, other than the shares accepted for payment in the Offer and certain shares of Romeo Capital Stock held as treasury stock or held or owned by the Company, Nikola, Purchaser or any subsidiary of the Company immediately prior to the Effective Time, will be cancelled and converted into the right to receive a number of shares of Nikola Common Stock equal to the Exchange Ratio.

The Merger Agreement provides that at the Effective Time, (1) each outstanding option (whether or not vested or exercisable) relating to Romeo Common Stock will be cancelled and the holders will not be entitled to receive any consideration, (2) each restricted stock unit and performance stock unit relating to Romeo Common Stock will be assumed by Nikola and converted into a corresponding award with respect to Nikola Common Stock (with the number of shares subject to such award equitably adjusted based on the Exchange Ratio) and (3) each Company warrant exercisable for Romeo Common Stock will be assumed by Nikola and converted into a corresponding warrant denominated in shares of Nikola Common Stock (with the number of warrants and exercise price being adjusted based on the Exchange Ratio).

Under the terms of the Merger Agreement, Purchaser’s obligation to accept and pay for shares of Romeo Common Stock that are tendered in the Offer is subject to customary conditions, including, among others, (i) the condition that, prior to the expiration of the Offer, there have been validly tendered and not validly withdrawn a number of shares of Romeo Common Stock that, upon the consummation of the Offer would represent at least a majority of the aggregate voting power of the shares of Romeo Common Stock outstanding immediately after the consummation of the Offer (the “Minimum Condition”); (ii) the absence of legal restraints prohibiting the consummation of the transactions; (iii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the effectiveness of a registration statement on Form S-4 filed by Nikola registering the Nikola Common Stock to be issued in connection with the Offer and the Merger; (v) the approval of shares of Nikola Common Stock for listing on Nasdaq; (vi) the accuracy of the Company’s representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (vi) compliance by the Company with its covenants in the Merger Agreement in all material respects; (vii) the absence of a material adverse effect on the financial condition, business, or operations of the Company and its subsidiaries taken as a whole (subject to customary carveouts); (viii) the absence of a bankruptcy of the Company; (ix) delivery of certain customary closing documents (including a customary officer certificate and United States real property interests tax certificate); and (x) no valid termination of the Merger Agreement in accordance with its terms.

The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Company board of directors, and the Company board of directors has resolved to recommend to the stockholders of the Company to accept the Offer and tender their Romeo Common Stock to Purchaser pursuant to the Offer. The Company has agreed not to solicit alternative transactions, subject to customary exceptions, including among others, the Company board of directors could change their recommendation to the stockholders of the Company regarding the Offer if they determine that an unsolicited acquisition proposal from a third party constitutes a superior proposal.

The Merger Agreement contains representations, warranties and covenants for both Nikola and the Company that are customary for a transaction of this nature, including among others, the covenant regarding the conduct of their respective businesses during the pendency of the transactions, public disclosures and the use of reasonable best efforts to cause the conditions to the transaction to be satisfied. In addition, the Company has agreed to certain non-solicitation obligations related to alternative acquisition proposals.

The Merger Agreement provides certain termination rights for both Nikola and the Company and further provides that a termination fee of $3.5 million will be payable by the Company to Nikola if: (i) Nikola or the Company terminates the Merger Agreement as a result of the non-satisfaction of the Minimum Condition, or Nikola terminates the Merger Agreement as a result of the board of directors of the Company effecting a change of recommendation with respect to the Offer, in each case at a time in which a competing acquisition proposal for the Company has been announced and not withdrawn, and (ii) after the termination of the Merger Agreement, the Company enters into a definitive agreement with respect to an acquisition proposal.

Additionally the Company will be required to reimburse Nikola for (i) up to $3 million of Nikola’s expenses in the circumstances where the Merger Agreement is terminated because the board of directors of the Company effects a change of recommendation with respect to the Offer or in connection with uncured breaches by the Company of its representations, warranties or covenants, or (ii) up to $1.75 million of Nikola’s expenses in the circumstance where the Merger Agreement is terminated solely as a result of the non-satisfaction of the Minimum Condition (in each case, subject to the terms and conditions of the Merger Agreement). In addition, Nikola will be required to reimburse the Company for up to $3 million of its expenses in the circumstance where the Merger Agreement is terminated in connection with uncured breaches by Nikola of its representations, warranties or covenants (subject to the terms and conditions of the Merger Agreement).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Nikola, Purchaser or the Company. In particular, the representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure letters made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, Nikola entered into a tender and support agreement (the “Support Agreement”) with certain officers and directors of the Company, pursuant to which each such person has agreed, among other things, to tender his or her shares of Romeo Common Stock in the Offer. The Support Agreement will terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, and (c) January 30, 2023. In addition, each Support Agreement terminates upon an amendment to the Merger Agreement without the consent of the Supporting Stockholder that (i) decreases the Offer Consideration or (ii) changes the terms of the Offer or the Merger or changes the form of consideration payable in the Offer or the Merger in a manner that is adverse to the holders of Romeo Common Stock.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Supply Agreement Amendment

Concurrently with the execution of the Merger Agreement, the Company and Nikola entered into an amendment to that supply agreement dated August 28, 2020 under which the Company supplies certain automotive-grade products and the necessary battery management software to Nikola.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Loan and Security Agreement

Concurrently with the execution of the Merger Agreement, the Company and Romeo Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Romeo Systems”), entered into a Loan and Security Agreement (the “Financing Agreement”) with Nikola as the lender. The Financing Agreement provides for a liquidity support senior secured debt facility (the “Facility”) in an aggregate principal amount of up to $30.0 million (subject to certain incremental increases of up to $20.0 million), which shall be available for drawing subject to certain terms and conditions set forth in the Financing Agreement. Loans under the Facility may be made until the earlier of (a) six months from the date of the execution and delivery of the Merger Agreement and the Financing Agreement and (b) the date of the termination of the Merger Agreement. All amounts outstanding under the Facility will be due on the earlier of (a) the date that is the six-month anniversary of the termination of the Merger Agreement and (b) July 30, 2023, subject to acceleration upon the occurrence of certain events set forth in the Financing Agreement. Interest will be payable on borrowings under the Facility at daily SOFR plus 8.00%.

The obligations under the Financing Agreement are secured by substantially all personal property assets of the Company and Romeo Systems, subject to certain customary exclusions.

The foregoing description of the Financing Agreement does not purport to be complete and is qualified in its entirety by the full text of the Financing Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 7.01	Other Events.

On August 1, 2022 the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Important Information About the Exchange Offer

The exchange offer for the outstanding shares of Romeo Common Stock referenced in this report has not yet commenced. This report is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the exchange offer materials that Nikola and its acquisition subsidiary will file with the SEC, upon the commencement of the exchange offer. At the time the exchange offer is commenced, Nikola and its acquisition subsidiary will file an exchange offer statement on Schedule TO, Nikola will file a registration statement on Form S-4 and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14d-9 with the SEC with respect to the exchange offer.

Additional Information and Where to Find It

THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of the Company’s stock at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Investor Relations, Corporate Secretary at Romeo Power, Inc., 4380 Ayers Avenue Vernon, CA 90058 (for documents filed by the Company) or Investor Relations, Corporate Secretary at Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040 (for documents filed by Nikola).

Forward-Looking Statements

This report contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to the Company and the acquisition of the Company by Nikola that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “contemplate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar terms. Forward-looking statements in this report include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following: risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including having a sufficient number of the Company’s shares being validly tendered into the exchange offer to meet the minimum condition; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction, risks that the Company is unsuccessful in integrating potential acquired businesses and product lines; risks of decreased revenues due to pricing pressures or lower product volume ordered from customers; risks that our products, and services fail to interoperate with third-party systems; potential price increases or lack of availability of third-party technology, battery cells, components or other raw materials that we use in our products; potential disruption of our products, offerings, and networks; our ability to deliver products and services following a disaster or business continuity event; risks resulting from our international operations, including overseas supply chain partners; risks related to strategic alliances; risks related to our ability to raise additional capital in the future if required; potential unauthorized use of our products and technology by third parties; potential impairment charges related to our long-lived assets, including our fixed assets and equity method investments; changes in applicable laws or regulations, including tariffs and similar charges; potential failure to comply with privacy and information security regulations governing the client datasets we process and store; the possibility that the novel coronavirus (“COVID-19”) pandemic may adversely affect our future results of operations, financial position and cash flows; the possibility that Russia’s invasion of Ukraine may result in continued price increases or lack of availability of certain raw materials; and the possibility that we may be adversely affected by other economic, business or competitive factors. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with or furnish to the Securities and Exchange Commission (“SEC”), including the information in “Item 1A. Risk Factors” included in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of July 30, 2022, by and among the Company, Nikola Corporation and J Purchaser Corp.
10.1	Tender and Support Agreement, dated as of July 30, 2022, by and among Nikola Corporation and certain stockholders of the Company
10.2	Loan and Security Agreement, dated as of July 30, 2022 among Nikola Corporation, the Company and Romeo Systems, Inc.
99.1	Press Release of the Company, dated as of August 1, 2022.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMEO POWER, INC.

	By:	/s/ Susan Brennan
Name: Susan Brennan
Title: President and Chief Executive Officer

Dated: August 1, 2022